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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-77230, Post Effective Amendment Number 1 to Form S-8 No. 2-77230; Form S-8 No. 2-98894; Form S-8 No. 33-23740 and Form S-8 No. 33-42745)
pertaining to Employee Stock Option Plans of E-Systems, Inc. and the related Prospectuses and the Registration Statements (Form S-8 No. 2-88384; and Form S-8 No. 33-28356) pertaining to the E-Systems Tax Advantaged Capital Accumulation Plan of E-Systems, Inc. and Subsidiaries and the related Prospectuses of our report dated January 27, 1994, with respect to the consolidated financial statements and schedule of E-Systems, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          ERNST & YOUNG

Dallas, Texas
March 23, 1994

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